                                                           EXHIBIT 4

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                                                      20,000 Shares


                            COMMON STOCK PURCHASE WARRANT

                              To subscribe for Shares of

                                     Common Stock

                                          of

                           Genzyme Transgenics Corporation

                               Void after June 26, 2007

                                            THIS CERTIFIES THAT, for value
received, the Government Land Bank d/b/a The MassDevelopment (the "Holder"), is entitled to subscribe for and purchase from Genzyme Transgenics Corporation, a Massachusetts corporation (the "Company"), Twenty Thousand (20,000) shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a price of $8.75 per share (with adjustments provided for herein, the "Warrant Price"), at any time from and after the date hereof to and including the close of business on the last business day before June 26, 2007 (the "Exercise Period"), subject to the terms and conditions stated in this Common Stock Purchase Warrant (this "Warrant"). A single "Warrant" shall, subject to adjustment as provided herein and unless the context shall otherwise require, represent the right to purchase one share of Common Stock at the Warrant Price.

    1. Exercise of Warrant: At Holder's option the rights represented by this warrant may be exercised by the Holder in either the manner provided for in section (a) below or in the manner provided for in section (b) below.

    (a) Cash Exercise of Warrant: The rights represented by this Warrant may be exercised by the Holder hereof in whole or in part by the surrender of this Warrant and delivery of an executed Subscription Form in the form appended hereto to the Company at its principal office at 5 Mountain Road, Framingham, Massachusetts 01701 at any time or times within the Exercise Period, accompanied by payment for the shares of Common Stock so subscribed for in cash or certified or bank checks. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which the Company shall have received both the duly executed Notice of Exercise and payment for the shares of Common Stock so subscribed, and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on such date. In the event of the partial exercise of the rights represented by this Warrant, a new Warrant representing the number of shares as to which this Warrant shall not have been exercised shall be promptly issued to the Holder. In any event, such a new Warrant and a certificate or certificates for the Common Stock purchased by exercise of this Warrant shall be delivered by the Company to the Holder not later than ten days after payment is made for the purchased Common Stock.

    (b) Net Exercise of Warrant. In lieu of exercising this Warrant for cash as provided in the preceding Section 1(a), the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of Warrant Shares calculated pursuant to the following formula by surrendering this Warrant (with the Subscription Form in the form attached hereto duly executed) at the principal office of the Company specifying the number of Warrant Shares the rights to purchase which the Holder desires to convert:

              X = Y(A-B)
              ----------
                     A

    where:    X =  the number of shares of Common Stock to be issued to the
                   Holder;

              Y = the number of shares of Common Stock subject to this Warrant for which the Conversion Right is being exercised (which shall not be more than the number of Warrant Shares as to which this Warrant is then exercisable less the number of Warrant Shares with respect to which this Warrant has been previously exercised or as to which the Conversion Right has been previously exercised);

              A =  the fair market value of one share of Common Stock;

              B =  the Exercise Price

As used herein, the fair market value of a share of Common Stock shall mean with respect to each share of Common Stock the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange or system, the average of the bid and offer price per share on Nasdaq Small Cap Market or other system, in each case averaged over the 20 trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the nineteen consecutive trading days prior to such day. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, as determined in good faith by the Board of Directors of the Company, unless
(i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to such transaction; or (ii) the Holder shall exercise its Conversion Right to purchase such shares in conjunction with the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering. The Company agrees that the shares so converted shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the Holder hereof within ten (10) business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the Holder hereof within such ten (10) business day period.

    2.   Reservation of Shares: Payment of Taxes.

    (a) The Company covenants that it will, at all times during which this Warrant may be exercised, reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

    (b) The Company shall pay all documentary, stamp or similar taxes and all other charges that may be imposed with respect to the issuance of this Warrant, or the issuance, or delivery of any share of Common Stock upon exercise of this Warrant.

    3. Investment Representation. The Holder by accepting this Warrant represents that this Warrant is acquired for the Holder's own account for investment purposes and not with a view to any offering or distribution and that the Holder has no present intention of selling or otherwise disposing of this Warrant or the underlying shares of Common Stock.

    4.   Adjustments.

    (a) Stock Dividends and Stock Splits. If, at any time after the date hereof and before the termination of the Exercise Period, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock outstanding shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately increased so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been fully exercised
(without regard to vesting dates) immediately prior thereto, and the Warrant Price will be appropriately adjusted.

    (b)  Combination of Stock.   If at any time after the date hereof and
before the termination of the Exercise Period the number of shares of Common Stock outstanding shall have been decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately decreased so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that the Holder would have owned immediately following such action had such Warrant been fully exercised (without regard to vesting dates) immediately prior thereto, and the Warrant Price will be appropriately adjusted.

    (c) Reorganization, etc. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including, without limitation, any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that, following consummation of such transaction, the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of this Warrant in accordance with Section 1 hereof, the Holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the Holder would have been entitled to receive upon exercise of this Warrant pursuant to
Section 1 hereof had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

    (d) Rights Offering. If the Company, at any time after the date of issuance of this Warrant and before the termination of the Exercise Period, shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) that, together with the value of any consideration paid for any such rights, options, warrants or convertible or exchangeable securities (as determined in good faith by the Board of Directors of the Company) is less than the average of the last sale prices of the Common Stock as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if the Common Stock is not included in the National Market System of Nasdaq, the average of the bid prices for the Common Stock as reported on the Nasdaq quotation system, in either case over the period of five trading days immediately preceding the applicable date (the "Market Price") on the date of such issuance or sale or on such a record date then, immediately after the date of such issuance or sale or on such record date, the Holder shall have the right to receive, upon the same terms as the holders of Common Stock, the kind and amount of rights, options, warrants or convertible or exchangeable securities receivable in such offering by a holder of the number of shares of Common Stock that the Holder would have been entitled to receive upon exercise of this Warrant pursuant to Section 1 hereof had such Warrant been exercised immediately before such issuance or the record date for such issuance.

    (e) Special Dividend. If (other than in dissolution or liquidation) securities of the Company (other than shares of Common Stock or securities issued pursuant to the Company's Shareholder Rights Plan or any similar plan) or assets (other than cash dividends payable out of retained earnings as indicated on the most recent quarterly balance sheet of the Company) are issued by way of a dividend on outstanding shares of Common Stock, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the numerator of which shall be the last sale price of the Common Stock on such record date less the then fair market value as determined, in good faith, by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the securities or assets distributed applicable to one share of Common Stock and the denominator of which shall be such closing price. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

    (f) Definition of Common Stock. For purpose of this Section 4, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company on the date hereof, or (ii) any other classes of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value or from par value to no par value, or from no par value to par value.

    (g) Limitations. Anything in this Section 4 to the contrary notwithstanding, no adjustment in the Warrant Price in accordance with the provisions of 4(a), 4(b), 4(c), 4(d) or 4(e), hereof need be made if such adjustment would amount to a change in such Exercise Price of less than $0.01; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 4(g) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

    (h) Readjustments. If an adjustment is made under Sections 4(a), 4(b), 4(c), 4(d) or 4(e), and the event to which the adjustment relates does not occur, then any adjustments in the Warrant Price or the number of Warrant Shares that were made in accordance with such sections shall be adjusted back to the Warrant Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

    (i) Notice of Adjustment under this Warrant. Upon any adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant, then and in each such case the Company shall give written notice thereof, in the form of an officer's certificate, to the Holder which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

    (j) Certificate of Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized standing, acceptable to the Holder, to make any adjustment or computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of the computation made under this Section 4.

    5. Fractional Warrants and Fractional Shares. If the number of shares of Stock purchasable upon the exercise of this Warrant is adjusted pursuant to
Section 4 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

    (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the National Market System of Nasdaq, the current value shall be the last sale price of the Common Stock reported on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the high and low bid and asked prices for such day on such exchange; or

    (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

    (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount:

         (i) determined in good faith, in such reasonable manner as may be prescribed by the Board of Directors of the Company with the agreement of the Holder; or

         (ii) in the absence of such agreement as determined by an Independent Financial Expert (as hereinafter defined) selected by the Holder from a group consisting of three Independent Financial Experts chosen by the Company. The costs and expenses of any such appraiser or investment banking firm in making such valuation shall be paid by the Company. "Independent Financial Expert" shall mean a nationally recognized appraiser or investment banking firm that does not (and whose affiliates do not) have a direct or indirect financial interest in the Company, the Holder (other than in its trading accounts or as a participating underwriter in an offering of securities) or any of the stockholders of the Company, that has not been, and at the time it is called upon to determine Market Price, is not (and none of whose affiliates is) a promoter, director or officer of the Company or any of its affiliates or any of the Holder or the stockholders of the Company or an underwriter with respect to any of the securities of the Company or any of the stockholders of the Company, and that has not provided any advice or opinions to the Company or any of the stockholders of the Company during the two years prior to the date it is called upon to serve as Independent
Financial Expert except as an Independent Financial Expert pursuant hereto; provided, that if the Holder or stockholders of the Company is a commercial bank, an institutional investor or an affiliate thereof, the conduct by such investment banking firm of investment banking transactions in the ordinary course of its business (including, without limitation, underwritings of securities, private placements, broker-dealer transactions and mergers and acquisitions) in which such Holder or stockholder of the Company is a participant shall not by itself result in the disqualification of such firm from being an Independent Financial Expert pursuant hereto.

    6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall (in the absence of notice to the Company that this Warrant has been acquired by a bona fide purchaser) execute and deliver to the registered holder in lieu thereof a new Warrant of like tenor representing an equal aggregate number of Warrants.

    7. Warrant Holder Not Deemed Stockholder. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

    8. Registration. This Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued. Subject to its compliance with the foregoing, the Company shall be entitled to treat the registered Holder this Warrant on the Warrant Register as the owner in fact of this Warrant for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person or entity, and shall not be liable for any registration or transfer of this Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith.

    9. Rights of Action. All rights of action with respect to this Warrant are vested in the holder of this Warrant, and any holder or holders of this Warrant, without consent of any other holder, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise this Warrant for the purchase of shares of Common Stock in the manner provided in this Warrant.

    10. Agreement of Warrant Holder. The Holder of this Warrant, by its acceptance hereof, consents and agrees with the Company:

    (a) The Holder is acquiring this Warrant for investment only and not with a view to resale, distribution or division thereof among others.

    (b) This Warrant is transferable only on the registry books of the Company by the Holder hereof in person or by his attorney duly authorized in writing and only if this Warrant is surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company, together with payment of any applicable transfer taxes; and

    (c) The Company may deem and treat the person in whose name this Warrant is registered as the holder and as the absolute, true and lawful owner of this Warrant for all purposes.

    11.  Piggyback Registration Rights.

    (a) If the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) to register shares of Common Stock for its own account with the Securities and Exchange Commission (the "Commission") while any Warrant Shares are outstanding or issuable upon outstanding Warrants and any such outstanding Warrant Shares or issuable Warrant Shares are not either (i) the subject of an effective Registration Statement filed with the Commission or
(ii) eligible for sale under the provisions of the Commission's Rule 144 without regard to volume limitations ("Registrable Shares"), the Company shall give all the then holders of an Registrable Shares (the "Eligible Holders") prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 15 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Shares of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Shares requested to be include in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the number of Registrable Shares held by such Eligible Holder to be included in such registration statement shall be reduced or eliminated to the extent advised by such managing underwriter.

    (b)  In the event of a registration pursuant to the provisions of this
Section 11, the Company shall use its best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 11(b) in which it is not otherwise required to qualify to do business.

    (c) The Company may at any time prior to the effectiveness of any such registration statement, at its sole discretion, withdraw such registration statement and abandon or postpone the proposed offering in which any Eligible Holder elected to participate. After the effectiveness of such registration statement, the Company shall use its best efforts to keep effective any registration or qualification contemplated by this Section 11 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the effective date of such registration; provided, however, that, if the Company is required to keep any such registration or qualification in effect as its relates to securities other than the Registrable Shares beyond such period, the Company shall keep any such qualification or registration in effect as it relates to the Registrable Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

    (d)  In the event of a registration pursuant to the provisions of this
Section 11, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

    (e) In the event of an underwritten registration pursuant to the provision of this Section 11, each Eligible Holder participating in such registration shall enter into a reasonable and customary underwriting agreement which such underwriter and customary custody and power of attorney agreements with the Company, containing conventional representations, warranties, indemnifications, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel to the Eligible Holder. Any Eligible Holder who fails to enter into such an underwriting agreement may be excluded from such registration.

    (f) The Company agrees that until all the Registrable Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Shares to sell such securities under Rule 144.

    12.  Transfer and Exchange: Restrictions: Legend.

    (a) This Warrant and the Warrant Shares issued upon exercise of this Warrant shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act; provided, however, that this Warrant and the Warrant Shares may be transferred in whole or in part by the Holder to any corporation or entity controlling, controlled by or under common control with the Holder without any such opinion or registration so long as the transferee has complied with the other provisions of this Warrant.

    (b) Each certificate representing the Warrant Shares and shares issued in respect of the Warrant Shares shall bear a legend substantially in the following form:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the corporation is obtained to the effect that such registration is not required."

    The foregoing legend shall be removed from the certificates representing any Warrant Shares at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

    (c) Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the holder or his agent or attorney; provided, however, that this Warrant shall not be transferred to more than ten (10) transferees in the aggregate.

    (d) This Warrant is exchangeable, upon the surrender hereof at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

    13.  Information Covenants.

         (a) Notice of Stockholder Meetings. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent to or receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that if a meeting of the stockholders of the Company is called or if consents of the Company's stockholders are solicited to consider and take action on a proposal for (i) the declaration of a dividend with respect to any shares, other than in cash, (ii) the redemption or repurchase of any shares, other than pursuant to repurchase agreements with employees, (iii) the voluntary dissolution of the Company or (iv) any consolidation, merger or sale of all or substantially all of its property, assets, business and good will as an entirety, then the Company shall cause a notice thereof to be sent by first class mail, postage prepaid, at least twenty (20) business days prior to the record date for determining stockholders entitled to vote at such meeting or to take action with respect to such consent, to the Holder at the Holder's address appearing on the Warrant Register.

         (b) Notice of Distributions. If the Company determines to make any distribution on its Common Stock, then the Company shall deliver a notice of its intention to make such distribution by first class mail, postage prepaid, at least twenty (20) business days prior to the record date for such distribution to the Holder at the Holder's address appearing on the Warrant Register.

         (c) Proper Books and Records; Inspection. The Company covenants that it will keep proper books and records in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities. The Company further covenants that it will permit, and will cause each of its subsidiaries to permit, any person designated in writing by the Holder to visit and inspect any of its properties, to examine its corporate, financial and operating records and to make copies thereof or extracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, employees and independent accountants, all at such times, upon reasonable notice, as may reasonably be desired.

    14. Representations and Warranties. The Company represents and warrants to the Holder as follows:

         (a) Organization and Standing. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and have all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         (b) Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The outstanding Common Stock was 17,198,532 as of April 1, 1997, and except for issuances upon exercise of employee stock options and pursuant to the Company's Employee Stock Purchase Plan, has not changed since that date. The Company has outstanding options and warrants and described in the Company's report on Form 10-K for the year ended December 31, 1996.

         (c) Authorization; Consents. All corporate action on the part of the Company and its officers and directors necessary for the authorization, execution and delivery of this Warrant, and the performance of all obligations of the Company under this Warrant and for the authorization, issuance and delivery of the Warrant, has been taken. This Warrant, when executed and delivered by all parties hereto, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general equitable principles. All consents, approvals, orders and authorizations of any governmental authority which may be required of the Company in connection with the sale of the Warrant and the execution, delivery and performance of this Warrant have been obtained.

         (d) Validity of Securities. This Warrant, when issued and delivered in accordance with its terms, and the Shares issued upon exercise of the Warrant, when issued, paid for and delivered in accordance with the terms of this Warrant, shall be duly and validly issued and outstanding, fully paid, nonassessable and free and clear of all liens and encumbrances, other than the transfer and other restrictions as contemplated herein.

         (e) Securities Laws. The issuance of this Warrant and the issuance of Shares upon exercise of this Warrant are exempt from the registration requirements of the Securities Act and any securities or "blue-sky" laws or regulations of any applicable jurisdiction. Neither the Company nor any agent acting for it has offered this Warrant or any other equity or debt securities of the Company for sale or solicited any offers to buy this Warrant or any other equity or debt securities of the Company in such a manner that would cause the offer, issuance or the sale of this Warrant to violate the provisions of the Securities Act or of any securities or "blue-sky" laws or regulations in any applicable jurisdiction.

         (f) No Conflict. The execution, delivery and performance by the Company of this Warrant and the issuance and delivery of this Warrant and the issuance of Shares upon exercise of this Warrant does not and will not (i) violate any provision of law or regulations applicable to the Company, the Certificate of Incorporation or by-laws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company or (iii) require any approval of stockholders of the Company, or any approval or consent of any person under any contractual obligation which is binding upon the Company.

         (g) Governmental Consents. The execution, delivery and performance by the Company of this Agreement and the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise hereof to the Holder do not require any registration with, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

    15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, certified mail, postage prepaid as follows: if to the Holder of this Warrant, at the address of such Holder as shown on the registry books maintained by the Company; if to the Company, at its principal office located at Five Mountain Road, Framingham, Massachusetts 01701,
Attention: Chief Financial Officer, or at such other office designated by the Company by notice.

    16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    17. Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holder and its permitted assigns and successors. Nothing herein is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

    18. Termination. This Warrant shall terminate at the close of business on the last day of the Exercise Period of this Warrant or such earlier date upon which all Warrants have been exercised.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Financial Officer and its corporate seal to be hereunto affixed, and
attested, as of the      day of June, 1997.

                             GENZYME TRANSGENICS CORPORATION


                             By:   /s/ John B. Green, Jr.
                                   ---------------------------
                                   John B. Green, Jr.
                                   Vice President and Chief Financial Officer


(SEAL)
Attest:


/s/ Peter J. Dawson
------------------------------------------
    Peter J. Dawson

                                  SUBSCRIPTION FORM


TO:      GENZYME TRANSGENICS CORPORATION

    1.   Check Box that Applies:

    ____ The undersigned hereby elects to purchase ______ shares of Common Stock of GENZYME TRANSGENICS CORPORATION pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of such shares in full.

    ____ The undersigned hereby elects to convert the attached Warrant into
______ shares of Common Stock of GENZYME TRANSGENICS CORPORATION pursuant to the terms of the attached Warrant.

    2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other is specified below:


--------------------------------------------------------------------------------
                                        (Name)


--------------------------------------------------------------------------------
                                      (Address)


    3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof that the undersigned has no present intention of distribution or reselling such shares.


                   ----------------------------------------------

                                      Signature

                                      ASSIGNMENT
        (to be executed by the registered holder in order to assign warrants)


    FOR VALUE RECEIVED,_________________________________________________________
hereby sells, assigns and transfers unto________________________________________
                                        (please print or type name and address)

Please insert Social Security or other identifying number:______________________

of the warrants represented by this Warrant, and hereby irrevocably constitutes
and appoints                                                           Attorney
to transfer this Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                                     X
       ----------------------------          -----------------------------


                                           -------------------------------
                                           Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE BACK OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.


190497-1